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Computation of net loss per common share                          EXHIBIT 11.1

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                                           Period from
                                          June 27, 1996
                                           (inception)
                                             through           Year Ended        Year Ended
                                           December 31,       December 31,       December 31,
                                               1996               1997               1998
                                          --------------      ------------       ------------
Basic:
Net loss...............................     ($2,438,100)      ($8,640,400)      ($15,577,800)

Accretion of convertible preferred
  stock to liquidation value...........               0                 0         (1,230,500)
                                            ------------      ------------      -------------

Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)       (16,808,300)
                                            ------------      ------------      -------------
                                            ------------      ------------      -------------

Weighted average shares of common
  stock outstanding....................       1,816,255         1,529,961          1,512,708

Add: Warrants issued for nominal
  consideration                                 218,889           218,889            218,890
                                            ------------      ------------      -------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598
                                            ------------      ------------      -------------
                                            ------------      ------------      -------------

Basic net loss per common share........          ($1.20)           ($4.94)            ($9.71)
                                            ------------      ------------      -------------
                                            ------------      ------------      -------------

Diluted:
Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)       (16,808,300)
                                            ------------      ------------       ------------
                                            ------------      ------------       ------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598

Net effect of dilutive securities......               0                 0                  0
                                            ------------      ------------       ------------

Diluted weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598
                                            ------------      ------------       ------------
                                            ------------      ------------       ------------

Diluted net loss per common share......          ($1.20)           ($4.94)            ($9.71)
                                            ------------      ------------       ------------
                                            ------------      ------------       ------------
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